UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 6, 2000
                                                 ----------------------------


                          WASHINGTON GAS LIGHT COMPANY
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            (Exact name of registrant as specified in its charter)



District of Columbia and Virginia         1-1483              53-0162882
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  (State or other jurisdiction         (Commission          (IRS Employer
       of incorporation)               File Number)       Identification No.)


1100 H Street, N.W., Washington, D.C.                                20080
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:       (703) 750-4440
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                                      None
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         (Former name or former address, if changed since last report)




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Item 5. Other Events
--------------------

     Washington Gas Light Company (Washington Gas or the company) announced that it filed with the Maryland Public Service Commission on January 6, 2000, an agreement with the Maryland Office of People's Counsel and the Maryland Public Service Commission Staff on an incentive rate plan.

         The agreement, if approved by the Maryland Public Service Commission, will freeze basic delivery rates at their present levels and insulate Maryland customers from potential rate increases over the next five years. The agreement also includes the potential to reduce customers' bills and increase returns to shareholders through the use of an earnings-sharing mechanism. In addition, there is a provision for residential heating customers that will reduce fluctuations in customers' bills due to the effects of weather.

         Key points of the agreement include:

            - Rates  will  remain  stable  for the next  five  years.   The only
              adjustments that may occur will be for material changes in costs due to extraordinary events such as tax rate changes or new regulatory requirements.

            - Earnings in excess of a target return  on equity, set initially at
              11.4 percent, will be shared equally between Washington Gas and its firm customers. The target return on equity may be adjusted annually depending on movements in long-term interest rates. If the company's return on equity falls below 8.5 percent, an opportunity to seek limited rate relief will be available up to the 8.5 percent return on equity.

           - A Weather Normalization Adjustment will be established for residential heating customers that will minimize the annual impact of weather on the delivery portion of their bills. The adjustment will smooth out the year-to-year swings in heating costs experienced by gas customers in years when weather is unusually colder or warmer than normal.

           - A new gas cost incentive mechanism will be put in place to share increases and decreases in pipeline demand costs between Washington Gas and customers who purchase gas from the company. The sharing mechanism replaces a system that passes all costs through to customers. The sharing mechanism is intended to give the company additional incentives to pursue vigorously cost savings in an area that accounts for 10 percent of customers' bills. The company has the option, but not the obligation, to terminate the gas cost incentive mechanism under certain conditions.

            - New  rate  ceilings  for   the   market-based   rates  charged  to
              interruptible customers will be established, effectively capping these rates while providing the company with an incentive to maximize interruptible throughput and the share of margins it retains.

            - A new flexible firm rate option  will be available to economically encourage new users of natural gas in order to maximize benefits under the incentive plan.

            - The effective  date is July 1, 2000,  subject  to Maryland  Public
              Service  Commission  approval.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            WASHINGTON GAS LIGHT COMPANY
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                                                (Registrant)


Date: January 11, 2000                    By: /s/ Robert E. Tuoriniemi
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                                                  Robert E. Tuoriniemi
                                                  Controller









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